ORCHID ISLAND CAPITAL ANNOUNCES
APRIL 2015 MONTHLY DIVIDEND AND
MARCH 31, 2015 RMBS PORTFOLIO CHARACTERISTICS

•	April 2015 Monthly Dividend of $0.18 Per Share
•	Estimated Book Value Per Share at March 31, 2015 of $12.87
•	Estimated 2.7% total return on equity for the quarter, or 10.7% annualized
•	RMBS Portfolio Characteristics as of March 31, 2015

Vero Beach, Fla., April 9, 2015 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced that today the Board of Directors declared a monthly cash dividend for the month of April 2015. The dividend of $0.18 per share will be paid April 30, 2015, to holders of record on April 27, 2015, with an ex-dividend date of April 23, 2015.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that certain percentages of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of April 9, 2015, the Company had 18,321,179 shares outstanding. At December 31, 2014, the Company had 16,699,656 shares outstanding.

Estimated March 31, 2015 Book Value Per Share

The Company’s estimated book value per share as of March 31, 2015 was $12.87.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At March 31, 2015, the Company's preliminary estimated total stockholders' equity was approximately $230.7 million with 17,924,383 common shares outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Return on Equity

The Company’s estimated total return on equity for the quarter ended March 31, 2015 was 2.7%, or 10.7% on an annualized basis. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.35 per share, comprised of dividends per share of $0.54 and a decrease in book value per share of $0.19 from December 31, 2014.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of March 31, 2015 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended March 31, 2015, are subject to review by the Company’s independent registered public accounting firm.

•	RMBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase agreement exposure by counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2014.

RMBS Valuation Characteristics
($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Mar 2015 CPR
Asset Category	Face	Value	Price	Portfolio	Coupon	(Reported in Apr)
As of March 31, 2015
Adjustable Rate RMBS	$3,502	$3,755	107.20	0.22%	3.55%	45.06%
10-1 Hybrid Rate RMBS	67,659	69,619	102.90	4.15%	2.54%	10.48%
Hybrid Adjustable Rate RMBS	67,659	69,619	102.90	4.15%	2.54%	10.48%
15 Year Fixed Rate RMBS	76,492	81,774	106.90	4.88%	3.40%	3.60%
20 Year Fixed Rate RMBS	346,801	374,505	107.99	22.34%	4.00%	9.07%
30 Year Fixed Rate RMBS	966,821	1,066,554	110.32	63.61%	4.55%	15.43%
Total Fixed Rate RMBS	1,390,114	1,522,833	109.55	90.83%	4.36%	13.30%
Total Pass-through RMBS	1,461,275	1,596,207	109.23	95.20%	4.27%	13.24%
Interest-Only Securities	543,829	65,232	11.99	3.89%	3.67%	19.18%
Inverse Interest-Only Securities	97,249	15,182	15.61	0.91%	6.21%	20.94%
Structured RMBS	641,078	80,414	12.54	4.80%	4.15%	19.48%
Total Mortgage Assets	$2,102,353	$1,676,621		100.00%	4.27%	15.15%

RMBS Assets by Agency			Investment Company Act of 1940 (Whole Pool) Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of March 31, 2015			As of March 31, 2015
Fannie Mae	$1,330,628	79.4%	Whole Pool Assets	$1,219,361	72.7%
Freddie Mac	331,574	19.7%	Non Whole Pool Assets	457,260	27.3%
Ginnie Mae	14,419	0.9%	Total Mortgage Assets	$1,676,621	100.0%
Total Mortgage Assets	$1,676,621	100.0%

Repurchase Agreement Exposure By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of March 31, 2015	Borrowings	Debt	in Days	Maturity
J.P. Morgan Securities LLC	$197,537	13.7%	10	4/14/2015
Citigroup Global Markets Inc	189,239	13.0%	23	5/28/2015
Mitsubishi UFJ Securities (USA), Inc	139,712	9.6%	18	5/8/2015
CRT Capital Group, LLC	135,590	9.3%	20	4/27/2015
ICBC Financial Services LLC	124,600	8.5%	14	4/22/2015
Goldman, Sachs & Co	122,498	8.4%	75	6/17/2015
KGS-Alpha Capital Markets, L.P	108,031	7.4%	15	4/27/2015
ED&F Man Capital Markets Inc	83,663	5.7%	23	6/24/2015
Cantor Fitzgerald & Co	75,043	5.1%	11	4/17/2015
Morgan Stanley & Co	57,444	3.9%	20	4/20/2015
Mizuho Securities USA, Inc	54,587	3.7%	12	4/27/2015
Daiwa Securities America Inc.	49,598	3.4%	11	4/13/2015
Guggenheim Securities, LLC	49,491	3.4%	29	5/18/2015
South Street Securities, LLC	36,611	2.5%	32	5/27/2015
Nomura Securities International, Inc.	31,359	2.1%	18	4/30/2015
Suntrust Robinson Humphrey, Inc	4,487	0.3%	10	4/10/2015
Total Borrowings	$1,459,490	100.0%	22	6/24/2015

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)(1)	(+50 BPS)(1)
As of March 31, 2015
Adjustable Rate RMBS	$3,755	2	10.05%	2.00%	$20	$(22)
Hybrid Adjustable Rate RMBS	69,619	95	7.54%	2.00%	995	(1,308)
Total Fixed Rate RMBS	1,522,833	n/a	n/a	n/a	20,231	(26,187)
Total Pass-through RMBS	1,596,207	n/a	n/a	n/a	21,246	(27,517)
Interest-Only Securities	65,232	n/a	n/a	n/a	(13,177)	12,011
Inverse Interest-Only Securities	15,182	1	6.39%	n/a	(833)	309
Structured RMBS	80,414	n/a	n/a	n/a	(14,010)	12,320
Total Mortgage Assets	$1,676,621	n/a	n/a	n/a	$7,236	$(15,197)
Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance	End Date	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions			$780,000	Dec-2018	$(13,049)	$14,625
Payer Swaption			375,000	Sep-2025	(100)	595
Grand Total					$(5,913)	$23

(1)
Modeled results from Citigroup Global Markets, Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR OAS. These results are for illustrative purposes only and actual results may differ materially.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400